EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, S. Kumar Chandrasekaran, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of InSite Vision Incorporated on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report of InSite Vision Incorporated on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of InSite Vision Incorporated.

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	Chief Executive Officer
Date:	March 15, 2007

I, S. Kumar Chandrasekaran, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of InSite Vision Incorporated on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report of InSite Vision Incorporated on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of InSite Vision Incorporated.

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	Chief Financial Officer
Date:	March 15, 2007

The signed originals of these two written statements required by Section 906 have been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.